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                                                                Exhibit 23(a)



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 333-18867) of Citizens Bancshares, Inc. of our report dated May 12, 1998 on the supplemental consolidated balance sheets of the Citizens Bancshares, Inc. as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997, which report is included in this Form 8-K.



                                        /s/ Crowe, Chizek and Company LLP


Columbus, Ohio
June 24, 1998